Calculation of Filing Fee Tables
S-3
Owlet, Inc.
Table 1: Newly Registered and Carry Forward Securities	☑Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Class A Common Stock, par value $0.0001 per share	2,647,762	$ 25,656,813.78	S-1	333-258506	08/24/2021
2	Equity	Class A Common Stock, par value $0.0001 per share	1,336,152	$ 470,058.27	S-3	333-271459	05/15/2023
3	Equity	Class A Common Stock, par value $0.0001 per share	1,074,358	$ 4,523,047.18	S-3	333-279375	05/22/2024
4	Equity	Class A Common Stock, par value $0.0001 per share	4,585,375	$ 49,292,781.25	S-3	333-291697	12/09/2025
Prospectus Note
[1]	No registration fee is payable in connection with the 2,647,762 shares of Class A common stock, par value $0.0001 per share ("Common Stock") that were previously registered under Form S-1 (File No. 333-258506), originally filed with the SEC on August 5, 2021 and subsequently declared effective on August 24, 2021 (the "Prior 2021 Registration Statement," as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). See "Explanatory Note" in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Reflects the Company's 1-for-14 reverse stock split which became effective on July 7, 2023.

[2]	No registration fee is payable in connection with the 1,336,152 shares of Common Stock issued or issuable upon the conversion of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share, that were previously registered under Form S-3 (File No. 333-271459), originally filed with the SEC on April 26, 2023 and subsequently declared effective on May 15, 2023 (the "Prior 2023 Registration Statement," as amended and/or supplemented), because such shares are being transferred from the Prior 2023 Registration Statement pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Reflects the Company's 1-for-14 reverse stock split which became effective on July 7, 2023.

[3]	No registration fee is payable in connection with the 1,074,358 shares of Common Stock issuable upon the conversion of Company's Series B Convertible Preferred Stock, par value $0.0001 per share, that were previously registered under Form S-3 (File No. 333-279375), originally filed with the SEC on May 13, 2024 and subsequently declared effective on May 22, 2024 (the "Prior 2024 Registration Statement," as amended and/or supplemented), because such shares are being transferred from the Prior 2024 Registration Statement pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[4]	No registration fee is payable in connection with the 4,585,375 shares of Common Stock that were previously registered under Form S-3 (File No. 333-291697), originally filed with the SEC on November 21, 2025 and subsequently declared effective on December 9, 2025 (the "Prior 2025 Registration Statement," as amended and/or supplemented), because such shares are being transferred from the Prior 2025 Registration Statement pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.